Exhibit 10.17

SEVENTH AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

FEBRUARY 26, 2015

AMONG

EV PROPERTIES, L.P.,

as Borrower,

THE GUARANTORS,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Signatory Hereto

WELLS FARGO, NATIONAL ASSOCIATION

as Syndication Agent,

MUFG UNION BANK, N.A.

BBVA COMPASS

and

CITIBANK, N.A.

as Co-Documentation Agents,

and

The Lenders Party Hereto

Sole Lead Arranger and Sole Book Runner

J.P. Morgan Securities LLC

SEVENTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Seventh Amendment”) dated as of February 26, 2015, is among EV PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 21, 2011, by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of March 29, 2012, by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of September 27, 2012, by that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of February 26, 2013, by that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of August 7, 2014 and by that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of September 19, 2014 the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Seventh Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended by the Seventh Amendment. Unless otherwise indicated, all section references in this Seventh Amendment refer to sections of the Credit Agreement.

Section 2.          Amendments to Credit Agreement.

2.1           Amendments to Section 1.02.

(a)          The following definitions are hereby amended in their respective entireties to read as follows:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, any Section 1031 Counterparty and any direct or indirect subsidiary or parent entity of any Section 1031 Counterparty (including without limitation, any Accommodator) are not “Affiliates” of the Borrower.

“Agreement” means this Second Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and as the same may be amended, modified or supplemented from time to time.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based (subject to the last sentence of this definition of “Applicable Margin”) upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25%	>25%, but <50%	>50%, but <75%	>75%, but <90%	>90%
ABR Loans	0.50%	0.750%	1.000%	1.250%	1.500%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level; provided, further that, until the Covenant Relief End Date, the Applicable Margin shall be the Applicable Margin calculated in accordance with this definition plus 0.25%.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower, any of its Subsidiaries or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document; (b) to any Lender or any Affiliate of a Lender under any Swap Agreements among such Person and the Parent, the Borrower or any Subsidiary entered into with or assigned to such Person while such Person (or in the case of its Affiliate, the Lender affiliated therewith) is a Lender hereunder and (c) all renewals, extensions and/or rearrangements of any of the above; provided, however, that the definition of ‘Indebtedness’ shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) 0.0% and (b) the rate (rounded upwards, if necessary, to the next 1/100th of 1%) appearing on Reuters Screen LIBOR01 which displays an average ICE Benchmark Administration Interest Settlement Rate (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates), providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100th of 1%) at which dollar deposits of $1,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Maturity Date” means the earlier of (a) February 26, 2020 and (b) the date that is 91 days prior to the earliest maturity date, the date of any scheduled amortization or the date of any required repurchase or redemption (other than a required offer to repurchase or redeem as a result of a change in control or asset sale) of any Senior Debt.

“Senior Debt” means the Existing Senior Notes, the Senior Notes and the Second Lien Facility.

(b)          The following definitions are hereby added where alphabetically appropriate to read as follows:

“Accommodator” means any agent selected by the Borrower to arrange a Reverse 1031 Exchange.

“Acquisition Swap Agreements” has the meaning assigned such term in Section 9.18(a).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent, the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Covenant Relief End Date” means the earlier of (a) March 31, 2016 and (b) the Business Day immediately following the date on which the Borrower delivers written notice to the Administrative Agent that the Borrower has elected that the Covenant Relief End Date occur on such Business Day and attaching an officer’s certificate confirming compliance with the covenants in Section 9.01 on a pro forma basis together with calculations showing such compliance in reasonable detail.

“Information” has the meaning assigned to such term in Section 12.11.

“Intercreditor Agreement” means an intercreditor agreement in form and substance satisfactory to the Administrative Agent and Majority Lenders by and among the Administrative Agent, the Borrower and the administrative agent of any Second Lien Facility Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Reverse 1031 Exchange” means, any transaction intended to qualify for non-recognition of gain or loss under Section 1031 of the Code pursuant to which (a) the Section 1031 Counterparty receives funds from the Borrower and/or its Subsidiary and/or third party financing to acquire Properties owned by one or more third parties, in return for a Section 1031 Note from the Borrower and/or its Subsidiary and secured financing from the third party financing source, (b) such acquired Properties are ‘parked’ with the Section 1031 Counterparty, (c) the Borrower and/or its Subsidiary conveys Properties to one or more third parties directly or through the Section 1031 Counterparty, (d) proceeds from such conveyance of Properties referenced in clause (c) above are received by the Section 1031 Counterparty and are used by the Section 1031 Counterparty to repay such Section 1031 Note and the secured third party financing (if the Equity Interests of the Section 1031 Counterparty are not transferred to the Borrower and/or its Subsidiary as referenced in clause (e) below), and (e) the Properties ‘parked’ with the Section 1031 Counterparty or the Equity Interests in the Section 1031 Counterparty are transferred to the Borrower and/or its Subsidiary, in each case, subject to changes recommended by counsel to the Borrower and reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Second Lien Facility” means any second lien Debt of the Borrower or any Guarantor issued pursuant to Section 9.02(h).

“Second Lien Facility Agreement” means the definitive agreement governing any Second Lien Facility.

“Second Lien Facility Documents” means the Second Lien Facility Agreement and any “Loan Documents” (or similar term as defined therein), in each case, together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

“Second Lien Obligations” has the meaning given to the term “Obligations” or similar term as such term is defined in the Second Lien Facility Agreement.

“Section 1031 Exchange” means a Reverse 1031 Exchange and any other analogous transaction intended to qualify for non-recognition of gain or loss under Section 1031 of the Code pursuant to which the Borrower and/or its Subsidiary exchanges Properties owned by them for Properties owned by a third party.

“Section 1031 Counterparty” means any entity formed by the Accommodator to serve as the qualified intermediary or exchange accommodation titleholder with respect to a Section 1031 Exchange and any subsidiary thereof.

“Section 1031 Note” means any promissory note or similar instrument issued by a Section 1031 Counterparty in favor of the Borrower and/or any of its Subsidiaries in connection with a Section 1031 Exchange, evidencing any loan or advance made to such Section 1031 Counterparty by the Borrower and/or any of its Subsidiaries; provided that such note or other instrument is in form and substance reasonably acceptable to the Administrative Agent and is pledged to the Administrative Agent together a transfer power in form and substance reasonably satisfactory to the Administrative Agent.

“Senior Notes” means any unsecured senior or senior subordinated Debt of the Borrower or any Guarantor issued pursuant to Section 9.02(e).

“Seventh Amendment” means that certain Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of February 26, 2015, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Seventh Amendment Effective Date” has the meaning set forth in the Seventh Amendment.

“Target Oil and Gas Properties” has the meaning assigned such term in Section 9.18(a).

2.2           Amendment to Section 7.23. Section 7.23 is hereby amended in its entirety as follows:

SECTION 7.23. Anti-Corruption Laws and Sanctions. The Parent and the Borrower have each implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Parent, the Borrower and their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects None of (a) the Parent, the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, the Borrower, any agent of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or the Transactions will violate any Anti-Corruption Law or applicable Sanctions.

2.3           Amendment to Section 8.01(o). Section 8.01(o) is hereby amended in its entirety as follows:

(o)          Issuance of Senior Debt. In the event the Borrower intends to issue Senior Debt as contemplated by Section 9.02(e) or Section 9.02(h), prior written notice of such intended offering or incurrence thereof, the amount thereof and the anticipated date of closing and will furnish a copy of (i) the preliminary offering memorandum or term sheet (if any) and the final offering memorandum or term sheet (if any) or (ii) the definitive documentation therefor, as applicable.

2.4           Amendment to Section 8.09. Section 8.09 is hereby amended by adding the following sentence at the end thereof:

The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

2.5           Amendment to Section 9.01(a). Section 9.01(a) is hereby amended in its entirety as follows:

(a)          Ratio of Total Debt to EBITDAX. The Parent will not, as of any date of determination after the Covenant Relief End Date, permit its ratio of Total Debt as of such date to EBITDAX for the most recent period of four fiscal quarters for which financial statements are available to be greater than 4.25 to 1.0.

2.6           Amendment to Section 9.01(c). Section 9.01(c) is hereby amended in its entirety as follows:

(c)          Ratio of Senior Secured Funded Debt to EBITDAX. The Parent will not, as of any date of determination from and after the Fifth Amendment Effective Date up to and including the Covenant Relief End Date, permit its ratio of Senior Secured Funded Debt as of such date to EBITDAX for the most recent period of four fiscal quarters for which financial statements are available to be greater than 3.5 to 1.0.

2.7           Amendment to Section 9.02(e). Section 9.02(e) is hereby amended in its entirety as follows:

(e)          Existing Senior Notes and additional Senior Notes; provided that (i) the Borrower shall have complied with Section 8.01(o), (ii) at the time of incurring such Senior Notes (1) no Default has occurred and is then continuing and (2) no Default would result from the incurrence of such Senior Notes after giving effect to the incurrence of such Senior Notes (and any concurrent repayment of Debt with the proceeds of such incurrence), (iii) the incurrence of such Senior Notes (and any concurrent repayment of Debt with the proceeds of such incurrence) would not result in the total Revolving Credit Exposure exceeding the Borrowing Base then in effect, (iv) such Senior Notes do not have any scheduled amortization or any required repurchase or redemption (other than a required offer to repurchase or redeem as a result of a change in control or asset sale) prior to February 26, 2021, (v) such Senior Notes do not mature sooner than February 26, 2021 and (vi) contemporaneously with the incurrence of such Debt (and any concurrent repayment of Existing Senior Notes), the Borrowing Base is adjusted pursuant to Section 2.07(e), if applicable.

2.8           Amendment to Section 9.02. Section 9.02 is hereby amended to insert the following Section 9.02(h) which reads in its entirety as follows:

(h)          Any Second Lien Facility; provided that (i) the Borrower shall have complied with Section 8.01(o), (ii) at the time of incurring such Second Lien Facility (1) no Default has occurred and is then continuing and (2) no Default would result from the incurrence of such Second Lien Facility after giving effect to the incurrence of such Second Lien Facility and the use of proceeds thereof (including any concurrent repayment of Debt with the proceeds of such incurrence), (iii) the incurrence of such Second Lien Facility (and any concurrent repayment of Debt with the proceeds of such incurrence) would not result in the total Revolving Credit Exposure exceeding the Borrowing Base then in effect, (iv) such Second Lien Facility does not have any scheduled amortization or any required repurchase or redemption (other than a required offer to repurchase or redeem as a result of a change in control or asset sale) prior to February 26, 2021, (v) such Second Lien Facility does not mature sooner than February 26, 2021, (vi) contemporaneously with the incurrence of such Debt, the Borrowing Base is adjusted pursuant to Section 2.07(e), if applicable and (vii) the requirements of Section 9.03(g) with respect to Liens securing such Second Lien Facility are met prior to or concurrently with the incurrence of such Second Lien Facility.

2.9           Amendment to Section 9.03. Section 9.03 is hereby amended to insert the following Section 9.03(g) which reads in its entirety as follows:

(g)          Liens on Property to secure the Second Lien Obligations; provided that the Borrower shall (i) give 15 days prior written notice to Administrative Agent thereof and (ii) prior to or concurrently with the incurrence of such Liens, grant to the Administrative Agent to secure the Indebtedness a first-priority, perfected Lien on the same Property pursuant to Security Instruments in form and substance satisfactory to Administrative Agent. In connection therewith, Borrower and its Subsidiaries shall execute and deliver such other additional documents, certificates and legal opinions as shall reasonably be requested by Administrative Agent.

2.10         Amendment to Section 9.04(b). Section 9.04(b) is hereby amended by (i) changing the reference to “Section 9.02(e)” therein to read “Section 9.02(e) or (h), as applicable”, and (ii) adding the following language prior to the “.” at the end thereof:

“or the execution of additional security instruments to provide Liens on additional Property securing the Second Lien Obligations so long as the requirements of Section 9.03(g) are met”

2.11         Amendment to Section 9.05. Section 9.05 is hereby amended to insert the following Section 9.05(o) which reads in its entirety as follows:

(o)          Investments (including any Section 1031 Note or the transfer of any Oil and Gas Properties) made by the Borrower or any of its Subsidiaries in a Section 1031 Counterparty to facilitate any Section 1031 Exchange, including, without limitation, the servicing of any Debt incurred by such Section 1031 Counterparty with respect to such Section 1031 Exchange;

2.12         Amendment to Section 9.08. Section 9.08 is hereby amended by adding the following at the end thereof:

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

2.13         Amendment to Section 9.18(a). Section 9.18(a) is hereby amended by amending clause (ii) thereof in its entirety as follows:

(ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than with respect to puts or floors and basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 90% of the reasonably anticipated projected production of Hydrocarbons from Proved Developed Producing Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for a rolling 5-year period, provided that additional Swap Agreements (such Swap Agreements being “Acquisition Swap Agreements”) may be entered into if (w) the Borrower or any Subsidiary signs a definitive acquisition agreement for any acquisition of Oil and Gas Properties or Equity Interests of any Person owning Oil and Gas Properties not prohibited by this Agreement (any such Oil and Gas Properties or Equity Interests being referred to herein as the “Target Oil and Gas Properties”), (x) the Borrowing Base Utilization Percentage shall not exceed 90% at any time when the notional volumes hedged by the Borrower and its Subsidiaries exceed 100% of the reasonably anticipated projected production of Hydrocarbons from Proved developed Producing Properties, (y) the tenor of any such Acquisition Swap Agreement does not exceed a period of beginning on the expected closing date of such acquisition equal to the remainder of the calendar year in which such Acquisition Swap Agreements are entered into plus the next 5 calendar years and (z) the notional volumes hedged pursuant to any such Acquisition Swap Agreement (when aggregated with notional volumes hedged pursuant to all other Acquisition Swap Agreements then in effect, in each case on volumes already hedged pursuant to other Acquisition Swap Agreements) do not exceed, as of the date such Acquisition Swap Agreement is executed, 100% of the reasonable anticipated projected production from all Oil and Gas Properties constituting Target Oil and Gas Properties as of such date that are identified by the Borrower’s internal engineers as proved reserves for each month during the period during which such Acquisition Swap Agreement is in effect for each of crude oil and natural gas, calculated separately (provided that should such acquisition fail to close within ninety (90) days of the date the Borrower or any of its Subsidiaries sign such definitive acquisition agreement, the Borrower shall, or shall cause such Subsidiary, to terminate or unwind such Acquisition Swap Agreements entered into in respect of such acquisition such that the Borrower or its Subsidiaries are in compliance with clause (a)(ii) above); provided however that, the Borrower or any of its Subsidiaries may hedge such natural gas liquids with crude oil or natural gas hedges, or a combination of crude oil and natural gas hedges (measured by british thermal unit equivalence) and provided further that, if Proved Developed Producing Properties include any natural gas production for which the sales price of such production is based upon formula or actual volumes for residue gas and natural gas liquids after processing of such natural gas, the Borrower or any of its Subsidiaries may hedge such natural gas volumes with a combination of crude oil, natural gas and natural gas liquid hedges (measured by british thermal unit equivalence) as reasonably determined by the Borrower

2.14         Amendment to Section 10.01. Section 10.01 is hereby amended to insert the following Section 10.01(n) which reads in its entirety as follows:

(n)          the Intercreditor Agreement, if any, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against Borrower or any party thereto or any lender of any Second Lien Facility or shall be repudiated by any of them, or cause the Liens of the Second Lien Facility Documents to be senior or pari passu in right to the Liens of this Agreement, or any payment by Borrower or any Guarantor in violation of the terms of the Intercreditor Agreement.

2.15         Amendment to Section 12.11. Section 12.11 is hereby amended by amending the first paragraph of such Section 12.11 in its entirety as follows:

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

2.16         Commitments; New and Exiting Lenders. Annex I-A is hereby replaced with Annex I-B attached to this Seventh Amendment. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Commitments and to, among other things, add Bank of America, N.A., Candian Imperial Bank of Commerce and Regions Bank as “Lenders” under the Credit Agreement (each a “New Lender”) and Credit Agrocole Corporate and Investment Bank has decided to exit the Credit Agreement as a Lender (the “Exiting Lender”). The Administrative Agent and the Borrower hereby consent to such reallocation and the Lenders’ and Exiting Lender’s assignments of their Commitments, including assignments to the New Lenders. On the Seventh Amendment Effective Date and after giving effect to such reallocations, the Commitment of each Lender shall be as set forth on Annex I-B attached to this Seventh Amendment which Annex I-B supersedes and replaces the Annex I-A to the Credit Agreement. With respect to such reallocation, each Lender shall be deemed to have acquired the Commitment allocated to it from each of the other Lenders and the Exiting Lender pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if each such Lender and Exiting Lender had executed an Assignment and Assumption with respect to such allocation. In connection with this Assignment and for purposes of this Assignment only, the Lenders, the New Lenders, the Exiting Lender, the Administrative Agent and the Borrower waive the processing and recordation fee under Section 12.04(b)(ii)(C).

Section 3.          Automatic Reduction of the Borrowing Base. If (a) the Borrower sells, assigns, conveys or otherwise transfers its Equity Interests or economic interests in UEO or a material portion thereof (the “Subject Disposition”), or (b) UEO incurs Debt of the type described in clauses (a), (d)-(g), or (i)-(m) in an aggregate amount outstanding that exceeds $5,000,000, the amount of the then effective Borrowing Base shall be automatically reduced by the UEO Borrowing Base Amount (hereinafter defined) and such Borrowing Base shall remain in effect until the Borrowing Base is otherwise redetermined or adjusted in accordance with the Credit Agreement. This provision does not limit the right of the parties to initiate (a) interim redeterminations of the Borrowing Base in accordance with Section 2.07(b), (b) further adjustments pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c), or (c) adjustments pursuant to Section 9.12, in each of the preceding instances not made in connection with the Subject Disposition. As used herein, the term “UEO Borrowing Base Amount” means, as of any date a determination thereof is to be made, the amount of the then current Borrowing Base attributable to the value of the Borrower’s Equity Interests in UEO as reasonably determined by the Administrative Agent and confirmed by the Required Lenders.

Section 4.          Conditions Precedent. This Seventh Amendment shall become effective on the date (such date, the “Seventh Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1           The Administrative Agent shall have received from each Lender and the Obligors counterparts (in such number as may be requested by the Administrative Agent) of this Seventh Amendment signed on behalf of such Persons.

4.2           Both before and immediately after giving effect to this Seventh Amendment, (a) no Default shall have occurred and be continuing and (b) no default or event of default shall exist under any capital stock, membership or partnership interests, financing arrangements or other contracts or agreements of the Parent and its subsidiaries.

4.3           The Administrative Agent shall have received UCC and other lien searches reflecting the absence of liens and security interests other than those which are permitted under the Credit Agreement.

4.4           There shall be no litigation seeking to enjoin or prevent this Seventh Amendment or the financing contemplated hereby.

4.5           The Administrative Agent shall have received confirmation that, as of the Seventh Amendment Effective Date, the requirements of Section 8.14(a) are met.

4.6           The Administrative Agent shall have received supplements to the Security Instruments necessary to effect a first priority perfected pledge of the Equity Interests in UEO owned directly or indirectly by the Borrower.

4.7           The Administrative Agent and the Lenders shall have received all fees required to be paid, including, without limitation, an upfront fee for the account of each Lender, of (a) forty (40) basis points multiplied by each such Lender’s final allocated Commitment as in effect immediately prior to the Closing Date (such Lender’s “Existing Commitment”), and (b) fifty (50) basis points multiplied by the difference between (i) each such Lender’s final allocated Commitment as in effect immediately after giving effect to this Seventh Amendment minus (ii) such Lender’s Existing Commitment.

4.8           The Administrative Agent shall have received customary legal opinions as the Administrative Agent shall reasonably request, including, but not limited to, opinions regarding perfection of security interests, non contravention of the limited liability company agreement of UEO and other opinions customary in financing transactions.

4.9           The Administrative Agent shall have received from Lenders constituting the Required Lenders and the Obligors counterparts of the Letter Agreement, dated as of the date hereof, signed on behalf of such Persons.

4.10         The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Seventh Amendment to be effective (and the Seventh Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.          Miscellaneous.

5.1           Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the Seventh Amendment Effective Date.

5.2           Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Seventh Amendment Effective Date each reference to the Credit Agreement in the Guaranty Agreement and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Seventh Amendment; and (d) represents and warrants to the Lenders that as of the date hereof: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no event, development or circumstance has have occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

5.3           Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Seventh Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.

5.4           No Oral Agreement. This Seventh Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.5           GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.6           Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7           Severability. Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8           Successors and Assigns. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed effective as of the Seventh Amendment Effective Date.

BORROWER:	EV PROPERTIES, L.P.

	By:	EV Properties GP, LLC, its general partner

	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

PARENT:	EV ENERGY PARTNERS, L.P.

	By:	EV ENERGY GP, L.P.,
its general partner

By: EV MANAGEMENT, LLC, its general partner

	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

GUARANTORS:	EV PROPERTIES GP, LLC

	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

ENERVEST PRODUCTION PARTNERS, LTD.

By:	EVPP GP, LLC,
its general partner

By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

EVPP GP, LLC

By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

CGAS PROPERTIES, L.P.

By:	EVCG GP, LLC,
its general partner

By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

EVCG GP, LLC

By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

ENERVEST MONROE MARKETING, LTD.

By:	EVPP GP, LLC, its general partner

By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

ENERVEST MONROE GATHERING, LTD.

By:	EVPP GP, LLC, its general partner

By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Lender

	By:	/s/ MICHAEL A. KAMAUF
Name: Michael A. Kamauf
Title: Authorized Officer

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ BETSY JOCHER
Name: Betsy Jocher
Title: Director

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

COMPASS BANK, as a Lender

By:	/s/ RHIANNA DISCH
Name: Rhianna Disch
Title: Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ JEFF ARD
Name: Jeff Ard
Title: Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

COMERICA BANK, as a Lender

By:	/s/ WILLIAM ROBINSON
Name: William Robinson
Title: Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

ING CAPITAL LLC, as a Lender

By:	/s/ CHARLES HALL
Name: Charles Hall
Title: Managing Director

By:	/s/ JULI BIESER
Name: Juli Bieser
Title: Director

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ MARK LUMPKIN, JR.
Name: Mark Lumpkin, Jr.
Title: Authorized Signatory

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ ALAN DAWSON
Name: Alan Dawson
Title: Director

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

MUFG UNION BANK, N.A. F/K/A UNION BANK, N.A., as a Lender

By:	/s/ DAVID HELFFRICH
Name: David Helffrich
Title: Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ BRAD JOHANN
Name: Brad Johann
Title: Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ THOMAS KLEIDERER
Name: Thomas Kleiderer
Title: Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ MICHAEL SPAIGHT
Name: Michael Spaight
Title: Authorized Signatory

By:	/s/ LINGZI HUANG
Name: Lingzi Huang
Title: Authorized Signatory

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

FROST BANK, as a Lender

By:	/s/ MATTHEW SHANDS
Name: Matthew Shands
Title: Assistant Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ JOSEPH SCOTT
Name: Joseph Scott
Title: Managing Director

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ RICHARD ANTL
Name: Richard Antl
Title: Authorized Signatory

By:	/s/ WILLIAM M. REID
Name: William M. Reid
Title: Authorized Signatory

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page

REGIONS BANK, as a Lender

By:	/s/ MICHAEL KUTCHER
Name: Michael Kutcher
Title: Assistant Vice President

Seventh Amendment to Second Amended and Restated Credit Agreement Signature Page